EXHIBIT 99.1
Dynatrace Reports Second Quarter Fiscal Year 2027 Financial Results
ARR grew 16% year-over-year to $2.21 billion
GAAP Operating Margin of 16%; Non-GAAP Operating Margin of 32%
Additional $1 billion authorized for share repurchase program
Investor Day to be held in February 2027

BOSTON, Mass., November 3, 2026 - Dynatrace (NYSE: DT), the leading AI-powered observability platform, today announced financial results for the second quarter of fiscal 2027 ended September 30, 2026.
“Our Q2 results reflect continued top-line growth and strong operational efficiency,” said Rick McConnell, Chief Executive Officer, Dynatrace. “As organizations increasingly deploy AI agents into production, the need for enterprise-grade observability and governance has never been greater. By bringing Arize together with the Dynatrace platform, we are extending our end-to-end capabilities across the AI lifecycle, from development through production, giving customers greater control over model reliability, application performance, and business outcomes.”

“Our robust cash generation enables us to fund our strategic growth priorities while returning substantial capital to shareholders,” said Jim Benson, Chief Financial Officer, Dynatrace. “Expanding our share repurchase authorization by $1 billion underscores the strength of our balance sheet, our confidence in our long-term growth trajectory, and our commitment to thoughtful capital allocation.”

Investor Day
Dynatrace will host an Investor Day on February 16, 2027 in Las Vegas, Nevada in conjunction with its annual Perform user conference. During the event, management will detail the company’s long-term strategic growth priorities, product vision, and operational roadmap toward achieving a “Rule of 50”1 profile in fiscal 2029. Management will also present a capital allocation framework and multi-year financial targets.

Second Quarter Fiscal 2027 Financial and Other Recent Business Highlights:
All growth rates are compared to the second quarter of fiscal 2026, unless otherwise noted.
Financial Highlights:
•Total ARR of $2,207 million, an increase of 16% on an as reported and constant currency basis
•Total revenue of $580 million, an increase of 17% on an as reported and constant currency basis
•Subscription revenue of $553 million, an increase of 17% on an as reported and constant currency basis
•GAAP income from operations of $96 million and non-GAAP income from operations of $184 million
•GAAP net income per share of $0.23 and non-GAAP net income per share of $0.54, on a dilutive basis

Business Highlights
•Platform consumption continued to grow in excess of 20% year-over-year, with AI customer cohorts consuming more than twice the rate of other customers.
•Log management continued to grow well over 100% year-over-year and infrastructure management has surpassed $500 million in annualized consumption, growing approximately 30%.
•More than 1,100 customers are leveraging Dynatrace agents to facilitate autonomous operations, up from more than 800 last quarter.
•Closed 14 deals exceeding $1 million in annual contract value (ACV) during Q2, including a major U.S. bank whose total contract value now exceeds nine figures.
•Completed the acquisition of Arize on October 1, 2026, combining industry-leading AI evaluation and large language model (LLM) monitoring with the Dynatrace platform to help enterprises scale reliable AI agents and applications.
•Announced a strategic partnership with CrowdStrike that unites AI-native cybersecurity and observability, enabling us to further accelerate log management adoption and help customers avoid vendor lock-in.
•Named a Leader in the Forrester Wave™: AIOps Platforms, Q4 2026 report.
1 Dynatrace defines “Rule of 50” as the sum of ARR growth rate at constant currency and non-GAAP operating margin percentage.

•Achieved FedRAMP Class D (High) “Initial Implementation” status, advancing toward authorization at the highest U.S. federal cloud security baseline for agencies' most sensitive unclassified workloads.

Share Repurchase Program
•During the second quarter of fiscal 2027, Dynatrace spent $246 million to repurchase 5.2 million shares at an average price of $47.38.
•Dynatrace also announced today that its Board of Directors has authorized an incremental share repurchase program for up to $1 billion of common stock. Including the new authorization, Dynatrace currently has approximately $1.3 billion of total remaining buyback capacity.
•Share repurchases may be made from time to time on the open market or through privately negotiated transactions, including, without limitation, through Rule 10b5-1 trading plans, any other legally permissible means, or any combination of the foregoing. The share repurchase program has no time limit, does not obligate Dynatrace to acquire a specified number of shares, and may be suspended, modified, or terminated at any time, without prior notice. The number of shares to be repurchased will depend on market conditions and other factors. Repurchases under the program are expected to be funded from a combination of existing cash balances and future cash flow.

Second Quarter 2027 Financial Highlights
(Unaudited – In thousands, except per share data)

	Three Months Ended September 30,
	2026	2025
Annual recurring revenue (ARR):
Total ARR	$2,207,223	$1,899,402
Year-over-Year Increase	16%
Year-over-Year Increase - constant currency (*)	16%

Revenue:
Total revenue	$579,918	$493,849
Year-over-Year Increase	17%
Year-over-Year Increase - constant currency (*)	17%

Subscription revenue	$553,112	$473,089
Year-over-Year Increase	17%
Year-over-Year Increase - constant currency (*)	17%

GAAP Financial Measures:
GAAP income from operations	$95,630	$72,969
GAAP operating margin	16%	15%

GAAP net income	$67,764	$57,243

GAAP net income per share - diluted	$0.23	$0.19

GAAP shares outstanding - diluted	301,671	304,303

Net cash provided by operating activities	$41,085	$32,017
Net cash provided by operating activities as a percent of revenue	7%	6%

Non-GAAP Financial Measures (*):
Non-GAAP income from operations	$184,283	$152,819
Non-GAAP operating margin	32%	31%

Non-GAAP net income	$161,575	$132,731

Non-GAAP net income per share - diluted	$0.54	$0.44

Non-GAAP shares outstanding - diluted	301,671	304,303

Adjusted free cash flow	$42,290	$27,830
Adjusted free cash flow margin	7%	6%
* For additional information, please see the "Non-GAAP Financial Measures" and "Definitions - Non-GAAP and Other Metrics" sections of this press release.

Financial Outlook
Based on information available as of November 3, 2026, Dynatrace is issuing guidance for the third quarter and updating its prior guidance for full year fiscal 2027 in the tables below. This guidance reflects the expected contribution from the Arize acquisition, including approximately 200 basis points of ARR growth accretion and 175 basis points of dilution to non-GAAP operating margin for fiscal 2027.
This guidance is based on foreign exchange rates as of October 30, 2026. We expect foreign exchange to be a headwind of approximately $20 million on ARR and approximately $6 million on revenue for fiscal 2027 compared to ARR and revenue at constant currency. This represents an incremental headwind of approximately $6 million to ARR and $2 million to revenue compared to our prior guidance. This guidance also excludes the impact of any share repurchases after September 30, 2026.
Growth rates for ARR, Total revenue, and Subscription revenue are presented in constant currency to provide better visibility into the underlying growth of the business.
All growth rates below are compared to the full year and third quarter of fiscal 2026.

(In millions, except per share data)	Current Guidance Fiscal 2027	Prior Guidance Fiscal 2027*	Guidance Change at Midpoint**
ARR	$2,393 - $2,413	$2,359 - $2,379	$34
As reported	16.5% - 17.5%	15% - 16%	150 bps
Constant currency	17.5% - 18.5%	15.5% - 16.5%	200 bps
Total revenue	$2,330 - $2,340	$2,306 - $2,320	$22
As reported	15.5% - 16%	14% - 15%	125 bps
Constant currency	16%	14.5% - 15%	125 bps
Subscription revenue	$2,227 - $2,237	$2,206 - $2,220	$19
As reported	15.5% - 16%	14% - 15%	125 bps
Constant currency	16%	14.5% - 15%	125 bps
Non-GAAP income from operations	$653 - $661	$682 - $690	$(29)
Non-GAAP operating margin	28% - 28.25%	29.5% - 29.75%	(150) bps
Non-GAAP net income	$576 - $584	$581 - $591	$(6)
Non-GAAP net income per diluted share	$1.88 - $1.90	$1.97 - $1.99	$(0.09)
Diluted weighted average shares outstanding	306 - 308	295 - 297	11
Adjusted free cash flow*	$600 - $605	$610 - $615	$(10)
Adjusted free cash flow margin*	26%	26.5%	(50) bps
*For additional information, please see the "Non-GAAP Financial Measures" and "Definitions - Non-GAAP and Other Metrics" sections of this press release.
**Guidance change at midpoint is rounded to the nearest million.

(In millions, except per share data)	Q3 Fiscal 2027 Guidance
Total revenue	$591 - $596
As reported	15% - 16%
Constant currency	15.5% - 16.5%
Subscription revenue	$567 - $572
As reported	15% - 16%
Constant currency	15.5% - 16.5%
Non-GAAP income from operations	$152 - $157
Non-GAAP operating margin	26%
Non-GAAP net income	$136 - $141
Non-GAAP net income per diluted share	$0.44 - $0.45
Diluted weighted average shares outstanding	313 - 314

Conference Call and Webcast Information
Dynatrace will host a conference call and live webcast to discuss its results and business outlook at 8:00 a.m. Eastern Time today, November 3, 2026. To access the conference call from the U.S. and Canada, dial (866) 405-1247, or internationally, dial (201) 689-8045 with event confirmation #: 13763418. The call will also be available live via webcast on the company’s website, ir.dynatrace.com.

An audio replay of the call will also be available until 11:59 p.m. Eastern Time on November 17, 2026 by dialing (877) 660-6853 from the U.S. and Canada, or for international callers by dialing (201) 612-7415 and entering event confirmation #: 13763418. In addition, an archived webcast will be available at ir.dynatrace.com.

We announce material financial information to our investors using our Investor Relations website, press releases, SEC filings and public conference calls and webcasts. We also use these channels to disclose information about the company, our planned financial and other announcements, attendance at upcoming investor and industry conferences, and for complying with our disclosure obligations under Regulation FD.
Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with GAAP, this press release and the accompanying tables contain certain non-GAAP financial measures as defined by Regulation G, including non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share, adjusted free cash flow, and adjusted free cash flow margin. We also use or discuss non-GAAP financial measures in conference calls, slide presentations and webcasts.

We use these non-GAAP financial measures for financial and operational decision-making purposes, and as a means to evaluate period-to-period comparisons and liquidity. We believe that these non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of past financial performance and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

The presentation of the non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Our non-GAAP financial measures may not provide information that is directly comparable to similarly titled metrics provided by other companies.

Non-GAAP financial measures are defined in this press release and the tables included in this press release include reconciliations of historical non-GAAP financial measures to their most directly comparable GAAP measures.

We also include non-GAAP financial measures in our financial outlook included in this press release. Reconciliations of forward-looking non-GAAP income from operations, non-GAAP net income, non-GAAP net income per diluted share, and adjusted free cash flow guidance to the most directly comparable GAAP measures are not available without unreasonable efforts due to the high variability, complexity, and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of share-based compensation expense, employer taxes and tax deductions specific to equity compensation awards that are directly impacted by future hiring, turnover and retention needs, as well as unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

Beginning in the first quarter of fiscal 2027, we updated our non-GAAP liquidity measure from free cash flow to adjusted free cash flow (with a corresponding update to the related margin) to exclude the impact of certain items that management does not consider indicative of ongoing operating performance. We believe that adjusted free cash flow is a more useful measure as excluding payments for acquisition-related, restructuring, and other non-recurring and unusual items provides investors with better comparability of cash generated from our business period over period. Adjusted free cash flow is not residual cash flow available for our discretionary expenditures. Prior period results have been recast to conform to the current period presentation for comparability.

Definitions - Non-GAAP and Other Metrics
Adjusted Free Cash Flow is defined as the net cash provided by or used in operating activities less capital expenditures, reflected as purchase of property and equipment and capitalized software additions in our financial statements, plus cash paid for acquisition-related, restructuring, and other non-recurring and unusual items. The related adjusted free cash flow margin is adjusted free cash flow expressed as a percentage of total revenue.
Annual Recurring Revenue (ARR) is defined as the daily revenue of all subscription agreements that are actively generating revenue as of the last day of the reporting period multiplied by 365. We exclude from our calculation of ARR any revenues derived from month-to-month agreements and/or product usage overage billings.
Constant Currency amounts for ARR, Total revenue, and Subscription revenue are presented to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign exchange rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars using the average exchange rates from the comparative period rather than the actual exchange rates in effect during the respective periods. All growth comparisons relate to the corresponding period in the last fiscal year.
Non-GAAP Income from Operations is defined as GAAP income from operations adjusted for the following items: share-based compensation; employer payroll taxes on employee stock transactions; amortization of intangibles; and acquisition-related, restructuring and other non-recurring or unusual items that may arise from time to time. The related Non-GAAP Operating Margin is non-GAAP income from operations expressed as a percentage of total revenue.
Non-GAAP Net Income is defined as GAAP net income adjusted for the following items: income tax expense/benefit; non-GAAP effective cash taxes; net interest expense and income; net cash received from and paid for interest; share-based compensation; employer payroll taxes on employee stock transactions, amortization of intangibles; gains and losses on currency translation; and acquisition-related, restructuring and other non-recurring or unusual items that may arise from time to time.
Non-GAAP Net Income per Diluted Share is calculated as non-GAAP net income, adjusted for cash interest expense on exchangeable notes, if any, divided by the non-GAAP diluted weighted average shares outstanding. Non-GAAP diluted weighted average shares outstanding is GAAP diluted weighted average shares outstanding used to compute GAAP net income per diluted shares, adjusted for the anti-dilutive impact of the exchangeable note hedge arrangements. Under GAAP, the anti-dilutive impact of the exchangeable note hedges is not reflected in diluted shares outstanding.
About Dynatrace
Dynatrace (NYSE: DT) is advancing observability for today’s digital businesses, helping to transform the complexity of modern digital ecosystems into powerful business assets. By leveraging AI-powered insights, Dynatrace enables organizations to analyze, automate, and innovate faster to drive their business forward. To learn more about Dynatrace, visit www.dynatrace.com, visit our blog and follow us on LinkedIn and X @dynatrace.
Dynatrace and the Dynatrace logo are trademarks of the Dynatrace, Inc. group of companies. All other trademarks are the property of their respective owners. © 2026 Dynatrace LLC.
Cautionary Language Concerning Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding industry trends related to AI and observability, the expected and current benefits that we believe organizations receive from using the Dynatrace platform, the expected benefits of the Arize acquisition, capabilities expected to be available to organizations from using Dynatrace and Arize, Dynatrace’s plans to integrate Arize into the Dynatrace platform, the company's plans to hold an Investor Day that details, among other things, its operational roadmap toward achieving a "Rule of 50" profile in fiscal 2029, the expected benefits of the company's partnership with CrowdStrike, the company's new share repurchase program, our future growth prospects, and our financial and business outlook, including our financial guidance for the full year and third quarter of fiscal 2027. These forward-looking statements include, but are not limited to, plans, objectives, expectations, and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “will,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies, and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies, and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations, or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, our ability to maintain our revenue growth rates in future periods; overall demand for and market adoption of our solutions; our ability to compete; our ability to innovate and develop and effectively market solutions that meet customer needs, including with AI capabilities and functionalities; our ability to acquire new customers and retain and expand our relationships with existing customers; our ability to expand our sales and marketing capabilities; our ability to maintain successful relationships with partners; the ability of our platform and solutions to effectively interoperate with customers’ IT infrastructures; our ability to hire and retain necessary qualified employees to grow our business and expand our operations; our ability to successfully complete acquisitions and integrate newly acquired businesses and offerings; our use of new and evolving technologies, including AI, in our offerings and business; security breaches, computer malware, computer hacking attacks, and other security incidents or compromises; real or perceived errors, failures, defects, or vulnerabilities in our solutions; our ability to protect and enforce our proprietary technology and intellectual property rights; the effect on our business of uncertainty in the U.S. and global economies, along with uncertain geopolitical conditions; and other risks set forth under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

DYNATRACE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited – In thousands, except per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2026	2025	2026	2025
Revenue:
Subscription	$553,112	$473,089	$1,083,367	$930,596
Service	26,806	20,760	51,099	40,602
Total revenue	579,918	493,849	1,134,466	971,198
Cost of revenue:
Cost of subscription	88,504	68,404	168,764	133,422
Cost of service	21,929	20,501	42,987	39,856
Amortization of acquired technology	2,327	859	4,462	1,695
Total cost of revenue	112,760	89,764	216,213	174,973
Gross profit	467,158	404,085	918,253	796,225

Operating expenses:
Research and development	132,212	114,992	268,202	223,164
Sales and marketing	180,269	167,675	361,900	332,989
General and administrative	58,744	48,437	120,480	104,741
Amortization of other intangibles	303	12	565	24
Total operating expenses	371,528	331,116	751,147	660,918
Income from operations	95,630	72,969	167,106	135,307
Interest income, net	11,794	13,242	20,687	25,537
Other (expense) income, net	(455)	894	(23)	7,651
Income before income taxes	106,969	87,105	187,770	168,495
Income tax expense	(39,205)	(29,862)	(83,355)	(63,297)
Net income	$67,764	$57,243	$104,415	$105,198
Net income per share:
Basic	$0.24	$0.19	$0.36	$0.35
Diluted	$0.23	$0.19	$0.35	$0.35
Weighted average shares outstanding:
Basic	288,025	301,558	290,099	300,859
Diluted	301,671	304,303	297,727	304,801
UNAUDITED SHARE-BASED COMPENSATION

	Three Months Ended September 30,		Six Months Ended September 30,
	2026	2025	2026	2025
Cost of revenue	$10,394	$10,015	$19,760	$19,865
Research and development	30,648	29,718	60,164	56,579
Sales and marketing	21,609	22,576	41,496	42,610
General and administrative	15,510	14,505	30,317	29,655
Total share-based compensation	$78,161	$76,814	$151,737	$148,709

DYNATRACE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	September 30, 2026	March 31, 2026
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$2,075,629	$1,097,220
Short-term marketable securities	56,498	74,881
Accounts receivable, net	446,977	710,200
Deferred contract costs, current	129,102	127,495
Prepaid expenses and other current assets	109,613	113,651
Total current assets	2,817,819	2,123,447
Long-term marketable securities	49,112	51,908
Property and equipment, net	71,566	72,993
Operating lease right-of-use assets, net	128,963	139,285
Goodwill	1,411,758	1,350,256
Intangible assets, net	61,982	22,850
Deferred tax assets, net	581,709	508,742
Deferred contract costs, non-current	108,305	113,111
Other assets	47,684	33,133
Total assets	$5,278,898	$4,415,725

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$29,532	$2,728
Accrued expenses, current	262,399	302,260
Deferred revenue, current	1,036,224	1,241,488
Operating lease liabilities, current	22,468	22,588
Total current liabilities	1,350,623	1,569,064
Exchangeable notes, net	1,411,242	—
Deferred revenue, non-current	68,449	53,387
Accrued expenses, non-current	41,896	38,205
Operating lease liabilities, non-current	130,815	141,736
Deferred tax liabilities	2,182	1,943
Total liabilities	3,005,207	1,804,335

Shareholders' equity:
Common shares, $0.001 par value, 600,000,000 shares authorized, 286,300,705 and 294,652,951 shares issued and outstanding at September 30, 2026 and March 31, 2026, respectively	286	295
Additional paid-in capital	1,759,239	2,199,494
Retained earnings	552,011	447,596
Accumulated other comprehensive loss	(37,845)	(35,995)
Total shareholders' equity	2,273,691	2,611,390
Total liabilities and shareholders' equity	$5,278,898	$4,415,725

DYNATRACE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited – In thousands)

	Three Months Ended September 30,		Six Months Ended September 30,
	2026	2025	2026	2025
Cash flows from operating activities:
Net income	$67,764	$57,243	$104,415	$105,198
Adjustments to reconcile net income to cash provided by operations:
Depreciation	4,804	4,313	9,544	9,408
Amortization	3,147	1,390	6,061	2,756
Share-based compensation	78,161	76,814	151,737	148,709
Deferred income taxes	10,652	5,144	13,256	8,894
Other	1,795	(989)	1,514	(8,040)
Net change in operating assets and liabilities:
Accounts receivable	(67,729)	(23,187)	267,497	320,545
Deferred contract costs	6,453	(25,981)	2,948	(23,254)
Prepaid expenses and other assets	(7,017)	12,985	(6,882)	4,145
Accounts payable and accrued expenses	(3,057)	39,355	(12,081)	(33,755)
Operating leases, net	(547)	141	(596)	746
Deferred revenue	(53,341)	(115,211)	(190,088)	(233,643)
Net cash provided by operating activities	41,085	32,017	347,325	301,709

Cash flows from investing activities:
Purchase of property and equipment	(5,079)	(4,187)	(8,230)	(11,669)
Capitalized software additions	—	—	—	(194)
Acquisition of a business, net of cash acquired	409	—	(99,072)	—
Purchases of marketable securities	(23,693)	(34,940)	(27,406)	(63,764)
Proceeds from sales and maturities of marketable securities	16,040	41,070	49,476	69,122
Net cash (used in) provided by investing activities	(12,323)	1,943	(85,232)	(6,505)

Cash flows from financing activities:
Proceeds from issuance of exchangeable notes, net of debt issuance costs	1,411,500	—	1,411,500	—
Purchase of exchangeable note hedges	(412,563)	—	(412,563)	—
Proceeds from issuance of warrants related to exchangeable notes	244,806	—	244,806	—
Proceeds from employee stock purchase plan	—	—	12,636	11,871
Proceeds from exercise of stock options	3,584	1,323	5,175	3,738
Repurchases of common stock	(247,366)	(50,003)	(522,844)	(95,034)
Taxes paid related to net share settlement of equity awards	(4,147)	(5,991)	(11,774)	(16,338)
Other	(2,279)	(552)	(3,383)	(3,314)
Net cash provided by (used in) financing activities	993,535	(55,223)	723,553	(99,077)

Effect of exchange rates on cash, cash equivalents, and restricted cash	203	(1,095)	(2,586)	11,857

Net increase (decrease) in cash and cash equivalents	1,022,500	(22,358)	983,060	207,984

Cash, cash equivalents, and restricted cash, beginning of period	1,057,780	1,247,381	1,097,220	1,017,039
Cash, cash equivalents, and restricted cash, end of period	$2,080,280	$1,225,023	$2,080,280	$1,225,023

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands, except percentages)

	Three Months Ended September 30,		Six Months Ended September 30,
	2026	2025	2026	2025
Non-GAAP cost of revenue:
Cost of revenue	$112,760	$89,764	$216,213	$174,973
Share-based compensation	(10,394)	(10,015)	(19,760)	(19,865)
Employer payroll taxes on employee stock transactions	(453)	(289)	(1,407)	(1,705)
Amortization of intangibles	(2,327)	(859)	(4,462)	(1,695)
Non-GAAP cost of revenue	$99,586	$78,601	$190,584	$151,708

Non-GAAP gross profit:
Gross profit	$467,158	$404,085	$918,253	$796,225
Share-based compensation	10,394	10,015	19,760	19,865
Employer payroll taxes on employee stock transactions	453	289	1,407	1,705
Amortization of intangibles	2,327	859	4,462	1,695
Non-GAAP gross profit	$480,332	$415,248	$943,882	$819,490

GAAP gross margin	81%	82%	81%	82%
Non-GAAP gross margin	83%	84%	83%	84%

Non-GAAP operating expenses:
Operating expenses	$371,528	$331,116	$751,147	$660,918
Share-based compensation	(67,767)	(66,799)	(131,977)	(128,844)
Employer payroll taxes on employee stock transactions	(2,733)	(1,876)	(8,237)	(8,485)
Amortization of intangibles	(303)	(12)	(565)	(24)
Acquisition-related, restructuring, and other	(4,676)	—	(12,369)	—
Non-GAAP operating expenses	$296,049	$262,429	$597,999	$523,565

Non-GAAP income from operations:
Income from operations	$95,630	$72,969	$167,106	$135,307
Share-based compensation	78,161	76,814	151,737	148,709
Employer payroll taxes on employee stock transactions	3,186	2,165	9,644	10,190
Amortization of intangibles	2,630	871	5,027	1,719
Acquisition-related, restructuring, and other	4,676	—	12,369	—
Non-GAAP income from operations	$184,283	$152,819	$345,883	$295,925

GAAP operating margin	16%	15%	15%	14%
Non-GAAP operating margin	32%	31%	30%	30%

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands, except per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2026	2025	2026	2025
Non-GAAP net income:
Net income	$67,764	$57,243	104,415	105,198
Income tax expense	39,205	29,862	83,355	63,297
Non-GAAP effective cash tax	(35,468)	(30,129)	(66,138)	(58,793)
Interest income, net	(11,794)	(13,242)	(20,687)	(25,537)
Cash received from interest, net	12,760	10,041	21,551	21,876
Share-based compensation	78,161	76,814	151,737	148,709
Employer payroll taxes on employee stock transactions	3,186	2,165	9,644	10,190
Amortization of intangibles	2,630	871	5,027	1,719
Acquisition-related, restructuring, and other	4,676	—	12,369	—
Loss (gain) on currency translation	455	(894)	23	(7,651)
Non-GAAP net income	$161,575	$132,731	$301,296	$259,008

Share count:
Weighted-average shares outstanding - basic	288,025	301,558	290,099	300,859
Non-GAAP weighted-average shares outstanding - basic	288,025	301,558	290,099	300,859

Weighted-average shares outstanding - diluted	301,671	304,303	297,727	304,801
Non-GAAP weighted-average shares outstanding - diluted	301,671	304,303	297,727	304,801

Non-GAAP net income per share:
Net income per share - basic	$0.24	$0.19	$0.36	$0.35
Net income per share - diluted	$0.23	$0.19	$0.35	$0.35
Non-GAAP net income per share - basic	$0.56	$0.44	$1.04	$0.86
Non-GAAP net income per share - diluted	$0.54	$0.44	$1.01	$0.85

	Three Months Ended September 30,		Six Months Ended September 30,
	2026	2025	2026	2025
Adjusted free cash flow:
Net cash provided by operating activities	$41,085	$32,017	$347,325	$301,709
Purchase of property and equipment	(5,079)	(4,187)	(8,230)	(11,669)
Capitalized software additions	—	—	—	(194)
Cash paid for acquisition-related, restructuring, and other costs	$6,284	$—	12,372	141
Adjusted free cash flow	$42,290	$27,830	$351,467	$289,987

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VP, Investor Relations
ir@dynatrace.com

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